As filed with the Securities and Exchange Commission on May __, 1996.

                                     Registration No. _________



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM S-8
                     REGISTRATION STATEMENT
                              under
                   THE SECURITIES ACT OF 1933



                       QUESTAR CORPORATION
     (Exact name of registrant as specified in its charter)

        Utah                                 87-0407509
(State of incorporation)  (I.R.S. Employer Identification No.)

                   180 East First South Street
                         P.O. Box 45433
                 Salt Lake City, Utah 84145-0433
                         (801) 534-5000
            (Address of principal executive offices)



            QUESTAR CORPORATION DIRECTORS' STOCK PLAN
                    (Full title of the Plan)

                       Connie C. Holbrook
                  Vice President and Secretary
                   180 East First South Street
                         P.O. Box 45433
                 Salt Lake City, Utah 84145-0433
                         (801) 534-5202
   (Name, address, and telephone number of Agent for service.)


Approximate date of proposed commencement of sales pursuant to the Plan:
From time to time after the effective date of this Registration Statement.


                 CALCULATION OF REGISTRATION FEE



                             Proposed  Proposed
                              maximum   maximum
  Title of       Amount      offering  aggregate    Amount of
securities to     to be        price   offering   registration
be registered  registered    per share   price         fee


   Questar  50,000 shares 1/    2/   $1,678,125 3/   $577.28
 Corporation
Common Stock

   Questar
 Corporation
Common Stock
Purchase Rights




1/ Questar Corporation (the "Company") has reserved 50,000 shares of Common Stock and Common Stock Purchase Rights ("Rights") that are attached to and trade with the Company's Common Stock for issuance under the Directors' Stock Plan. By this Registration Statement, the Company is registering said shares. Such additional securities are also being registered hereby as may become issuable under the Plan as a result of applicable anti-dilution provisions.

2/ Not applicable.

3/ This amount has been inserted solely for the purpose of calculating the registration fee. The proposed maximum aggregate offering price has been calculated by multiplying the total number of additional shares available under the Plan by $33.5625, the average of the high and low prices reported for sales of the Company's Common Stock on May 28, 1996.

This document constitutes part of
a prospectus covering securities that
have been registered under the Securities
Act of 1933





                                 QUESTAR CORPORATION
                                DIRECTORS' STOCK PLAN
                                    June 1, 1996



                                 QUESTAR CORPORATION
                                DIRECTORS' STOCK PLAN

       The Company will provide without charge to each participant, on the oral or written request of such person, a copy of the Company's most recent annual report to shareholders and any documents (excluding exhibits) incorporated in the Registration Statement by reference. Written requests should be directed to Connie C. Holbrook, Vice President and Corporate Secretary, by mail to 180 East First South, Salt Lake City, Utah 84145-0433, and oral requests should be made by telephone at (801) 534-5202.


                                  Table of Contents


Introduction...............................................................  3
Eligibility..................................................................3
General Terms..............................................................  3
Securities Law.............................................................  5
Administration.............................................................  5
Number of Shares...........................................................  5
Relationship to Other Plans................................................  5
Plan Amendment and Termination.............................................  6
Exhibit A - Questar Corporation Directors' Stock Plan..................... A-1

Introduction
       The securities covered by this Prospectus are being offered by Questar Corporation ("Questar" or the "Company"), a Utah corporation with its principal office located at 180 East First South Street, Salt Lake City, Utah 84145-0433, pursuant to the Directors' Stock Plan (the "Plan"). Such securities include 50,000 shares of the Company's common stock without par value and the common stock purchase rights that are attached to such shares (the "Common Stock").

       The principal features of the Plan are explained in this Prospectus to inform participants about the Plan. The complete text of the Plan, however, which is set forth as Exhibit A in this Prospectus, should be read carefully to obtain a complete understanding of the Plan. In case of conflict or apparent conflict between the summary and the Plan, the Plan will control.

       Under the Plan, eligible directors of the Company may elect to receive their annual retainers and/or meeting fees with shares of the Company's Common Stock having a value equal to such fees.

       The Plan was adopted by Questar's Board of Directors on February 13, 1996, subject to shareholder approval, which was obtained on May 21, 1996. The Plan, which is effective June 1, 1996, was adopted to permit directors to increase their ownership of the Company's Common Stock and to tie the directors' interests more closely with those of shareholders.

       The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986 and is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

       The Company is using Common Stock to pay directors' fees and will not receive any proceeds from the Common Stock covered by this Registration Statement.

       The following is an explanation of the provisions of the Plan.

Eligibility

       1.    Who is eligible to participate?

       Non-employee voting directors of the Company are eligible to participate. At the current time, the Company has 10 individuals who are eligible to participate.

General Terms

       2.    How does a director make a election to participate?

       All eligible directors will be given election forms by which they can elect to receive all or a portion (in 25 percent increments) of their retainer fees, meeting fees, or total fees in shares of Common Stock. The election must be made six months in advance to comply with the requirements imposed by the Securities and Exchange Commission (the "Commission"). See question number 5. A director's election to participate in the Plan shall be described as irrevocable. The director, however, may revoke or change any election by making a subsequent written election that takes effect six months after being received by the Company's Corporate Secretary.

       3.    Which fees may a director elect to receive with shares of Common
Stock?

       An eligible director may elect to receive all or a portion of the retainer fees and/or meeting fees paid for service as a director of Questar or its fee-paying subsidiaries. Nonemployee directors currently receive an annual retainer of $12,000 for service as a director of the Company and $4,800 for service as a director of a subsidiary Board. They also receive $800 for attendance at each meeting of Questar's Board, $600 for attendance at each Questar Board Committee ($750 for the Chairman of such Committee), and $500 for attendance at each meeting of a subsidiary Board on which they serve.

       4.    How will the number of shares be calculated?

       The number will be calculated using the fair market value, which is defined as the closing price of the Common Stock as reported on the New York Stock Exchange (the "NYSE") on the day the fees would otherwise be payable. If the payable date is a date on which the NYSE is not open, the closing price on the preceding business day will be used.

       The following example may be helpful: A nonemployee voting director elects to receive one-half his retainer paid by Questar and all of his retainer paid by the subsidiary in Common Stock. Effective December 1, 1996 (six months after the Plan is adopted and six months after the director makes his election), he will receive Common Stock having a fair market value equal to $900. Assuming that the Common Stock has a fair market value of $40.00 per share on such date, the participating director would receive
22.5 shares of Common Stock.

       5. Will a director actually receive certificates representing the earned shares?

       All shares issued under the Plan, including fractional shares, will be held in a book entry account. Participating directors may choose to receive a stock certificate representing the number of whole shares acquired by notifying the Company's Corporate Secretary in writing. The Company shall make a cash payment to the participating director for any fractional shares using the closing price of the Common Stock on the NYSE on the date the notification is received (or the next preceding business day if the notification is received on a day when there is no closing price on the
NYSE). The shares, when held in a book entry account, will be "issued" on the Company's shareholder records for purposes of dividends, voting rights, outstanding shares, etc.

       Securities Law

       6. What securities requirements and restrictions apply to the Common Stock and to the elections to receive it?

       The shares of Common Stock available under the Plan are registered to avoid any concerns about restricted stock and holding periods. The Plan was submitted for shareholder approval in order to comply with the provisions of Rule 16b-3 promulgated by the Commission to enforce Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Act"). The Plan requires elections to be made six months before they become effective to comply with Rule 16b-3 of the Commission's rules. Participating directors will not be required to report each acquisition of stock, but will be permitted to aggregate the purchases and report them on a Form 5 filed on an annual basis. The acquisition of Common Stock (and the subsequent disposition of such stock) will be exempt from the requirements of the "short-swing profit" rule.

       Administration

       7.    Who administers the Plan?

       The Board of Directors administers the Plan. The Option Committee, a group of disinterested officers chosen by the Company's Chairman, President and Chief Executive Officer, is authorized to interpret the Plan. The plan is nondiscretionary in its principal provisions, and participation in the Plan will not cause any director to lose status as a "disinterested director" under the rules promulgated by the Commission to interpret and enforce
Section 16(b) of the Act.

       Number of Shares

       8.    How many shares have been reserved for the Plan?

       A total of 50,000 shares has been reserved for use with the Plan. These shares may consist of either original issue shares of shares purchased on the open market. The number of shares is subject to automatic adjustment in certain circumstances, such as stock split or dividend.

       Relationship to Other Plans

       9. What is the relationship between the Plan and the Deferred Compensation Plan for Directors and the Stock Option Plan for Directors?

       Under the Deferred Compensation Plans adopted by the Company and its primary affiliates, nonemployee directors currently have the right to defer their fees and to have such fees accounted for as if invested in shares of Common Stock (phantom stock option). Directors who are deferring receipt of their fees under the terms of the Deferred Compensation Plans will not be taxed on the value of the phantom stock shares until they receive a cash distribution equal to the fair market value of such shares upon retirement or resignation. Directors who elect to be paid with actual shares of Common Stock under the Plan will be taxed as if they had received cash fees.

       The Company's nonemployee directors also receive nonqualified stock options to purchase shares of Common Stock, under the terms of the Stock Option Plan for Directors, and may have options with exercise prices below the current fair market value of the Company's Common Stock. Shares of stock receive in lieu of fees may be used as consideration for option shares, but such shares must have been issued (not physically certificated) for six months prior to being used as consideration for option shares.

       Plan Amendment and Termination

       10.   Can the Plan be amended or terminated?

       The Board of Directors may amend or terminate the Plan without shareholder approval except to the extent that applicable law or regulations require such approval or unless the Board, on advice of counsel, determines that shareholder approval is otherwise necessary or advisable. The Plan cannot be amended more often that every six months unless the amendment is necessary to comply with tax laws.

                                                        EXHIBIT A


                        QUESTAR CORPORATION
                       DIRECTORS' STOCK PLAN

Section 1.  Purpose

     Questar Corporation (the "Company") hereby establishes the Questar Corporation Directors' Stock Plan (the "Plan"), which provides nonemployee directors with the option to receive all or part of their fees in shares of the Company's common stock. The purpose of this Plan is to further strengthen the alignment of interests between nonemployee directors and the Company's shareholders.

Section 2.  Definitions

     "Director" means a member of the Company's Board of Directors who is not an employee of the Company.

     "Election" means a Participant's delivery of written notice of election to the Secretary of the Company electing to receive fees or a portion of such fees (in 25 percent increments) in the form of common stock.

     "Fees" means the annual retainer (paid in monthly installments) and meeting fees earned by a Director for service as a member of the Board of Directors and as a member of a Committee established by the Board of Directors. Fees shall also mean any annual retainers and meeting fees earned by a Director for service as a director of a subsidiary owned or controlled by the Company.

     "Participant" means a Director who has elected to receive payment of all or a portion of his or her fees in shares of common stock.

Section 3.  Administration.

     The Plan shall be administered by the Board of Directors or a Committee designated by the Board. The Plan is designed to qualify for the exemption for "formula award" plans provided for in Rule 16b-3(c)(ii) of the rules adopted by the Securities and Exchange Commission to enforce Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Act"). The Board of Directors shall appoint a committee of "disinterested" directors to administer the Plan if, in the opinion of counsel to the Company, it is necessary to preserve the exemption for shares obtained pursuant to this Plan from Section 16(b) of the Act.

     Subject to the provisions of the Plan, the Board of Directors or the designated Committee shall have the authority to interpret the Plan; to establish, amend, and rescind appropriate rules and regulations pertaining to the Plan; to administer the Plan; and to take all such steps and make all such determinations in connection with the Plan. No member of the Board of Directors or designated Committee shall be liable for any action or determination made in good faith. The determinations, interpretations, and other actions of the Board of Directors or designated Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and all persons.

Section 4.Eligibility and Participation

     Participation in the Plan shall be limited to members of the Board of Directors who are not employees of the Company.

     A Director may elect to receive all or a portion (in 25 percent increments) of his/her fees in shares of the Company's common stock. These fees include the annual retainer paid by the Company or its subsidiaries and any meeting fees for attendance at meetings of the Board of Directors, its Committees, and subsidiary Boards of Directors.

     A Director may elect to participate in the Plan by providing written notice of his or her election to participate and to receive all or a portion of earned fees in shares of the Company's common stock. This notice shall be effective six months after being received by the Company's Corporate
Secretary. A Director's election to participate in the Plan shall be irrevocable. Notwithstanding the preceding sentence, a Participant may revoke or change any election by making a subsequent written election that takes effect six months after being received by the Company's Corporate Secretary.

Section 5.  Common Stock Subject to Plan

     A maximum of 50,000 shares of common stock may be issued under this Plan. The common stock issued under this Plan, at the option of the Board of Directors, may be either original issue or purchased on the open market. In the event of any change in the outstanding common stock of the Company by reason of any stock split, stock dividend, merger, consolidation, reorganization, or other similar change in capitalization, the number or kind of shares that may be issued under the Plan shall be automatically adjusted so that the proportionate interest of the shares issuable under this Plan is maintained as before the occurrence of such event.

Section 6.  Issuance of Shares

     The number of shares to be awarded by a Director shall be calculated using the closing price of the Company's common stock on the New York Stock Exchange ("NYSE") on the date the Director's fees for service would otherwise have been paid. If there is no closing price on such day, the number of shares shall be calculated using the closing price of the common stock on the NYSE on the next preceding business day.

     All shares issued under the Plan, including fractional shares, shall be held in a book entry account. Participants may choose to receive a stock certificate representing the number of whole shares acquired by notifying the Company's Corporate Secretary in writing. The Company shall make a cash payment to the Participant for any fractional shares using the closing price of the Company's common stock on the NYSE on the date the notification is received (or the next preceding business day if the notification is received on a day when there is no closing price on the NYSE).

Section 7.  Effective Date

     The Plan shall be submitted to the shareholders of the Company for their approval and adoption and will become effective June 1, 1996, upon such approval.

Section 8.  Amendment and Termination

     The Board of Directors of the Company may at any time terminate, and from time to time may amend or modify, the Plan, provided, however, that no amendment or modification may become effective without approval by the shareholders of the Company, if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements or if the Board of Directors, on advice of counsel, determines that shareholder approval is otherwise necessary or advisable. In addition, the Board of Directors may not amend the Plan more than once every six months unless the amendment is designed to implement changes in the Internal Revenue Code of 1986 as amended, or rules promulgated to enforce it.

                                PART II

              INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.          Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference into this Registration
Statement:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

         (3) The Company's Registration Statement on Form 8-A dated March 25, 1996, relating to the Company's Common Stock Purchase Rights.

         (4) All other reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to above.

         All reports and definitive proxy statements subsequently filed by the Company pursuant to Sections 13, 14 and 15 of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 5.          Interests of Named Experts and Counsel.

         Mr. R. G. Groussman, the Company's Vice President and General Counsel, has issued an opinion concerning the issuance of shares of Common Stock and Rights pursuant to the terms of the Plan. As of March 31, 1996, Mr.
Groussman beneficially owned 33,909 shares of Common Stock. He also has currently exercisable options to purchase 29,000 shares of stock granted to him under the terms of the Company's Long-Term Stock Incentive Plan.

         The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.




Item 6.          Indemnification of Directors and Officers.

         Pursuant to the provisions of Sections 16-10a-903 and 16-10a-905 of the Utah Revised Business Corporation Act, a director of the Company is entitled, under specified circumstances, to indemnification against reasonable expenses, including attorney's fees, incurred by him as a result of an action or proceeding in which he may be involved by reason of being or having been a director of the Company. In general, indemnification is available where the director was successful in defending against actions brought that involve him as a director or if a court determines that the director is entitled to indemnification. Section 16-10a-907 entitles an officer to indemnification if he is successful in defending against actions involving him as an officer.

         The Company's Bylaws provide that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. In the case of criminal actions or proceedings, the Company may not provide such indemnification if such person had reasonable cause to believe his conduct was unlawful, and in the case of actions by or in the right of the Company, the Company may not provide such indemnification if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company (unless the court determines that such indemnification is appropriate). In addition, the Company Bylaws provide that the Company shall indemnify directors, officers, employees and agents of the Company against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with any action, suit or proceeding, referred to above which such person has successfully defended. Such indemnification provided pursuant to the Bylaws is not exclusive, and the Company may obligate itself to provide additional indemnification by agreement, vote of shareholders, disinterested directors or otherwise.

         The Company maintains an insurance policy on behalf of its officers and directors pursuant to which (subject to the limits and limitations of such policy) the officers and directors are insured against certain expenses in connection with the defense of actions or proceedings, and certain liabilities that might be imposed as a result of such actions or proceedings, to which any of them is made a party by reason of being or having been a director or officer.

         The Company has entered into individual indemnification agreements with its directors providing each with a contractual right to receive the maximum indemnification permitted by Utah law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers of the Company pursuant to the foregoing provisions and contracts, the Company has been informed that, in the option of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

         Reference is made to Sections 16-10a-903, 16-10a-905, and 16-10a-907 of the Utah Revised Business Corporation Act, which provide for indemnification of directors and officers in certain circumstances.

Item 8.          Exhibits.

         The following exhibits are filed as part of this Registration
         Statement:


             Exhibit
             Number                         Description of Exhibit

               5 Opinion of R. G. Groussman, Vice President and General Counsel.

              23.1 Consent of R. G. Groussman (contained in and incorporated by reference to Exhibit 5).

              23.2                Consent of Ernst & Young LLP.

              24 Appointment of Power of Attorney (contained in and incorporated herein by reference to pages II-5 - II-7 of Registration Statement).

Item 9.      Undertakings.

         (a)     Rule 415 Offering.

         The undersigned registrant hereby undertakes:

                 (l) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                          (i)     To include any prospectus required by
                 Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered
                 (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected on the form of prospectus filed by the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "calculation of Registration Fee" table in the effective registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b)     Incorporation of Documents by Reference.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e)     Incorporated Annual and Quarterly Reports.

         The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.


         (h)     Registration Statements on Form S-8.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforce-able. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

The Registrant:

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the under-signed, thereunto duly authorized, in the City of Salt Lake, State of Utah, on May 30, 1996.

                                                   QUESTAR CORPORATION
                                                   (Registrant)



                                                   By /s/ R. D. Cash
                                                       R. D. Cash
                                                       Chairman of the Board,
                                                       President and Chief
                                                       Executive Officer


                                  POWER OF ATTORNEY


       Each of the undersigned constitutes and appoints R. D. Cash and S. E. Parks, and each of them, his true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, in him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits, with the Securities and Exchange Commission, hereby ratifying and confirming and our signatures as they may be signed by the attorneys in fact appointed herein to the documents described above.


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                       Date

/s/ R. D. Cash                   Chairman of the Board;      May 30, 1996
R. D. Cash                       President and Chief
                                 Executive Officer;
                                 Director (Principal
                                 Executive Officer)




/s/ S. E. Parks                   Vice President,            May 30, 1996
S. E. Parks                       Treasurer, and Chief
                                  Financial Officer
                                  (Principal Financial Officer)

/s/ Patrick J. Early              Director                   May 30, 1996
Patrick J. Early



/s/ U. Edwin Garrison             Director                   May 30, 1996
U. Edwin Garrison



/s/ James A. Harmon               Director                   May 30, 1996
James A. Harmon



/s/W. Whitley Hawkins             Director                   May 30, 1996
W. Whitley Hawkins



/s/ William N. Jones              Director                   May 30, 1996
William N. Jones



/s/ R. E. Kadlec                  Director                   May 30, 1996
R. E. Kadlec



/s/ Dixie L. Leavitt              Director                   May 30, 1996
Dixie L. Leavitt



/s/ Mary Mead                     Director                   May 30, 1996
Mary Mead



/s/ Gary G. Michael               Director                   May 30, 1996
Gary G. Michael



/s/ D. N. Rose                     Director                  May 30, 1996
D. N. Rose



/s/ Harris H. Simmons              Director                  May 30, 1996
Harris H. Simmons